UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2013
BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12162 (Commission File No.)	13-3404508 (IRS Employer Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan 48326
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events
On November 13, 2013, the Company’s board of directors announced the authorization and approval of a two-for-one stock split effected in the form of a stock dividend on the Company’s common stock, par value $0.01 per share.  To implement the stock split, shares of common stock will be distributed on December 16, 2013 to all shareholders of record as of the close of business on December 2, 2013.  The stock split will increase the Company’s outstanding shares of common stock from approximately 114 million to approximately 228 million.

For more information regarding the stock split, see the Company’s press release dated November 13, 2013 which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(c) Exhibits
99.1 Press release dated November 13, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2013		BORGWARNER INC.
	By:	/s/ John J. Gasparovic
Name: John J. Gasparovic
Its: Secretary